      As filed with the Securities and Exchange Commission on June 30, 1999

                                                      Registration No. 33-59563

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                AMENDMENT NO. 1

                                      TO

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                               THE TORO COMPANY
              (Exact name of issuer as specified in its charter)

                     Delaware                           41-0580470
        (State or other jurisdiction                  (I.R.S. Employer
        of incorporation or organization)          Identification Number)

                           8111 Lyndale Avenue South
                         Bloomington, Minnesota 55420
              (Address of principal executive offices) (Zip Code)

                             --------------------

                               THE TORO COMPANY
                          INVESTMENT AND SAVINGS PLAN
                           (Full title of the plan)

                         J. Lawrence McIntyre, Esquire
                 Vice President, Secretary and General Counsel
                               The Toro Company
                           8111 Lyndale Avenue South
                         Bloomington, Minnesota 55420
                        Telephone number: (612) 888-8801
           (Name, address and telephone number of agent for service)


                                   Copy to:

                            Helen P. Starr, Esquire
                               Perkins Coie LLP
                          607 Fourteenth Street, N.W.
                            Washington, D.C. 20005

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
  Title of                 Amount to              Proposed          Proposed              Amount of
securities to            be registered            maximum           maximum            registration fee
be registered                                     offering          aggregate
                                                  price per         offering
                                                  share             price
-------------------------------------------------------------------------------------------------------
Common Stock,            500,000 shares(b)        $36.1875(c)       $18,093,750(c)     $3,619(d)
par value $1.00 per
share (a)

Interests in the Plan (e)
-------------------------------------------------------------------------------------------------------

(a) Each share of Common Stock has one Preferred Share Purchase Right attached to it. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(b) An indeterminate number of shares will be issued from time to time to participants in the Plan.
(c) Estimated solely to calculate the registration fee, pursuant to Rule 457(c) and Rule 457(h), on the basis of the average of the high and low prices reported in the consolidated reporting system on June 23, 1999.
(d)   Restricted fee to be applied to account number 737758.
(e) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described.

                           INCORPORATION BY REFERENCE

      This Amendment No. 1 filed pursuant to Instruction E of Form S-8 relates to Registrant's Registration Statement on Form S-8 (No. 33-59563), filed with the Securities and Exchange Commission on May 24, 1995. Under that Registration Statement, Registrant registered 500,000 shares of Common Stock and an indeterminate amount of interests to be offered and sold in connection with The Toro Company Investment and Savings Plan (the "Plan"). This Amendment No. 1 increases to 1,000,000 shares the total number of shares registered for issuance under the Plan.

      The contents of Registrant's Registration Statement on Form S-8 (No. 33-59563) are incorporated by reference in this Amendment No. 1.

                          AMENDMENT TO INCREASE SHARES

      On November 18, 1998, the Board of Directors of Registrant approved amendments to the Plan to increase the number of shares of Common Stock that may be issued under the Plan from 500,000 to 1,000,000, subject to adjustment to reflect changes in the corporate or capital structure of Registrant, including but not limited to stock splits, stock dividends or similar transactions. As permitted by the instructions to Form S-8, this Amendment No. 1 omits the information specified in Part I of Registrant's Registration Statement on Form S-8.

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 8.     EXHIBITS.


EXHIBIT
NUMBER      DESCRIPTION
4(d)        Certificate of Designation to Certificate of Incorporation of
            Registrant dated May 28, 1998 (incorporated by reference to Exhibit
            (c)(1) to Registrant's Current Report on Form 8-K dated May 27,
            1998, Commission File No. 1-8649).

4(e) Bylaws of Registrant, as amended (incorporated by reference to Exhibit 3(ii) and 4(d) to Registrant's Form 10-Q for the quarter ended April 30, 1999).

4(f)        Rights Agreement dated as of May 20, 1998 between Registrant and
            Norwest Bank Minnesota National Association relating to rights to purchase Series B Junior Participating Voting Preferred Stock, as amended (incorporated by reference to Exhibit (c)(1) to Registrant's
            Current Report on Form 8-K dated May 27, 1998, Commission File No.
            1-8649).

24          Powers of Attorney


                                  SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registrant's Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on the 30th day of June, 1999.

                                       THE TORO COMPANY
                                       (Registrant)


                                       By: J. LAWRENCE MCINTYRE
                                           -------------------------------------
                                           J. Lawrence McIntyre, Vice President,
                                           Secretary and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                    TITLE                                DATE


KENDRICK B. MELROSE          Chairman, Chief Executive            June 30, 1999
-------------------------    Officer, President and Director
Kendrick B. Melrose          (Principal Executive Officer)


STEPHEN P. WOLFE             Vice President Finance               June 30, 1999
-------------------------    and Chief Financial Officer
Stephen P. Wolfe             (Principal Financial Officer)


RANDY B. JAMES               Vice President and Controller        June 30, 1999
-------------------------    (Principal Accounting Officer)
Randy B. James


         *                   Director                             June 30, 1999
-------------------------
Ronald O. Baukol


         *                   Director                             June 30, 1999
-------------------------
Robert C. Buhrmaster


         *                   Director                             June 30, 1999
-------------------------
Winslow H. Buxton

         *                   Director                             June 30, 1999
-------------------------
Janet K. Cooper


         *                   Director                             June 30, 1999
-------------------------
Alex A. Meyer


         *                   Director                             June 30, 1999
-------------------------
Robert H. Nassau


         *                   Director                             June 30, 1999
-------------------------
Dale R. Olseth


         *                   Director                             June 30, 1999
-------------------------
Christopher A. Twomey


                             Director
-------------------------
Gregg W. Steinhafel


         *                   Director                             June 30, 1999
-------------------------
Edwin H. Wingate


* By J. LAWRENCE MCINTYRE
     ---------------------
     J. Lawrence McIntyre
     ATTORNEY-IN-FACT
     June 30, 1999


         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Amendment No. 1 to Registrant's Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on June 30, 1999.

                                 THE TORO COMPANY INVESTMENT AND SAVINGS PLAN
                                 (Plan)


                                 By: J. LAWRENCE MCINTYRE
                                     --------------------------------------
                                     J. Lawrence McIntyre, Vice President,
                                     Secretary and General Counsel